Exhibit 99.1

Western Asset Managed High Income Fund Inc. and Western Asset High Income

Opportunity Fund Inc. Announce Board Approval of Proposed Merger Plan

New York – (Business Wire) – November 16, 2015. Western Asset Managed High Income Fund Inc. (NYSE: MHY) and Western Asset High Income Opportunity Fund Inc. (NYSE: HIO) today announced approval by each Fund’s Board of Directors of a proposal to merge Western Asset Managed High Income Fund Inc. with and into Western Asset High Income Opportunity Fund Inc., subject to approval by the stockholders of each Fund. If approved, the merger is anticipated to occur during the second quarter of 2016.

Western Asset Managed High Income Fund Inc. and Western Asset High Income Opportunity Fund Inc. have identical investment objectives. Each Fund’s primary investment objective is to seek a high level of current income. As a secondary objective, each Fund seeks capital appreciation.

If the proposed merger is approved by the stockholders of both Funds, stockholders of Western Asset Managed High Income Fund Inc. would receive common stock of Western Asset High Income Opportunity Fund Inc., based on each Fund’s respective net asset value per share.

In recommending the merger to each Board of Directors, the Funds’ investment adviser and sub-adviser, Legg Mason Partners Fund Advisor, LLC and Western Asset Management Company, respectively, noted, among other things, the identical investment objectives and substantially similar investment policies and strategies of the Funds, and that Western Asset Managed High Income Fund Inc. is smaller than Western Asset High Income Opportunity Fund Inc. and has higher operating expenses as a percentage of net assets. Management and each Board of Directors believe it is in the best interests of stockholders to merge Western Asset Managed High Income Fund Inc. with and into Western Asset High Income Opportunity Fund Inc. in part because the combined Fund may benefit from economies of scale, as one set of fixed expenses would be spread over a larger asset base, as well as from enhanced market liquidity. Furthermore, stockholders of Western Asset Managed High Income Fund Inc. would likely benefit from greater asset diversification, lower overall expenses and enhanced market liquidity as part of a larger Fund. Stockholders of Western Asset High Income Opportunity Fund Inc. may benefit from greater asset diversification in addition to a more streamlined high yield product offering, allowing for more focused marketing and shareholder servicing efforts.

In connection with the proposal to merge Western Asset Managed High Income Fund Inc. with and into Western Asset High Income Opportunity Fund Inc., Western Asset Managed High Income Fund Inc. and Western Asset High Income Opportunity Fund Inc. intend to file a combined proxy statement and prospectus with the Securities and Exchange Commission (“SEC”). Investors and stockholders are advised to read the proxy statement and prospectus when it becomes available because it will contain important information. When filed with the SEC, the proxy statement and prospectus and other documents filed by the Funds will be available free of charge at the SEC’s website, http://www.sec.gov. Stockholders can also obtain copies of these documents, when available, for free by calling the Funds at 1-888-777-0102.

Western Asset Managed High Income Fund Inc., Western Asset High Income Opportunity Fund Inc., their directors and executive officers and investment adviser, members of their management and employees may be deemed to be participants in the solicitation of proxies from the Funds’ stockholders in connection with the proposed merger. Information concerning the interests of the participants in the solicitation will be set forth in the proxy statement and prospectus and stockholder reports of both Funds on Form N-CSR, to be filed with the SEC.

As of September 30, 2015, Western Asset Managed High Income Fund Inc. had total assets of approximately $253 million and Western Asset High Income Opportunity Fund Inc. had total assets of approximately $464 million. Each Fund is a diversified closed-end management investment company managed by Legg Mason Partners Fund Advisor, LLC, a wholly owned subsidiary of Legg Mason, Inc., and sub-advised by Western Asset Management Company and Western Asset Management Company Limited, affiliates of the investment adviser.

For more information, please call Investor Relations: 888-777-0102, or consult either Fund’s web site at www.lmcef.com. Hard copies of each Fund’s complete audited financial statements are available free of charge upon request.

THIS PRESS RELEASE IS NOT AN OFFER TO PURCHASE NOR A SOLICITATION OF AN OFFER TO SELL SHARES OF THE FUNDS. THIS PRESS RELEASE MAY CONTAIN STATEMENTS REGARDING PLANS AND EXPECTATIONS FOR THE FUTURE THAT CONSTITUTE FORWARD-LOOKING STATEMENTS WITHIN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. ALL STATEMENTS OTHER THAN STATEMENTS OF HISTORICAL FACT ARE FORWARD-LOOKING AND CAN BE IDENTIFIED BY THE USE OF WORDS SUCH AS “MAY,” “WILL,” “EXPECT,” “ANTICIPATE,” “ESTIMATE,” “BELIEVE,” “CONTINUE” OR OTHER SIMILAR WORDS. SUCH FORWARD-LOOKING STATEMENTS ARE BASED ON EACH FUND’S CURRENT PLANS AND EXPECTATIONS, AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE DESCRIBED IN THE FORWARD-LOOKING STATEMENTS.

ADDITIONAL INFORMATION CONCERNING SUCH RISKS AND UNCERTAINTIES ARE CONTAINED IN EACH FUND’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.

Media Contact: Maria Rosati-(212)-805-6036, mrosati@leggmason.com